Exhibit 99.1

For Immediate Release

Media Contact:	Investor Contact:
Melissa Jarmel	Debbie Koopman
(312) 435-7137	(312) 789-8532
news@cbot.com	investorrelations@cbot.com

CBOT HOLDINGS REPORTS RECORD REVENUE AND EARNINGS FOR THE THIRD QUARTER OF 2006

Revenue Increases 45 Percent, Operating Margin Expands 20 Percentage Points

CHICAGO, October 17, 2006 – CBOT Holdings, Inc., holding company for the Chicago Board of Trade (CBOT®), announced today that revenue for the third quarter 2006 increased 45 percent to $163.0 million compared with $112.2 million in the third quarter of 2005. Net income for the quarter more than doubled, hitting a new high of $48.8 million versus $19.8 million for the comparable period last year. Third quarter 2006 earnings per diluted share were $0.92 compared to $0.40 in last year’s third quarter. These record-setting results were driven by trading volume growth across all product categories, higher average exchange fee rates and tight cost controls.

Exchange and clearing revenue for the third quarter 2006 increased 49 percent to $123.2 million from $82.7 million in the third quarter of 2005. In addition, market data revenue rose 30 percent to $23.7 million in the quarter, up from $18.3 million in the third quarter of 2005. Third quarter operating income was $80.8 million, up from $32.9 million in the same period last year.

“This was another strong quarter for the CBOT, as we continued to build on our positive momentum and make significant progress on our global expansion strategy. During the third quarter we launched several important initiatives, strengthening our business model and better positioning CBOT for continued growth. We focused on meeting the needs of our diverse customer base, introducing electronic trading of our Agricultural futures during daytime trading hours, launching our new joint venture, JADE, which offers Asian-based commodities and continuing to enhance our Metals complex and capture greater market share,” said Bernard W. Dan, President and Chief Executive Officer of CBOT.

“Today, we also announced that a landmark agreement has been reached between CME and CBOT to merge the two organizations to create the world’s most diverse, global derivatives exchange. Moving forward, we are committed to working with CME’s leadership to close this transaction and unlock the tremendous potential we believe the combined company will deliver to customers and shareholders. I firmly believe that together we will be better positioned to compete globally and leverage the unique strengths of each organization to drive long-term growth.” said Dan.

Third quarter revenue growth was fueled by higher trading volume, an increase in the average rate per contract, and the positive impact of a market data price increase implemented January 1, 2006. The average rate per contract rose 23 percent compared with the same quarter a year ago primarily due to pricing changes implemented on July 1, 2006. Additionally, the average rate per contract was positively impacted by increased electronic trading resulting from the electronic trading of Agricultural futures during daytime trading hours beginning August 1, 2006. The average rate per contract represents total exchange and clearing fee revenue divided by total reported trading volume.

Trading volume for the third quarter was 199.3 million contracts, an increase of 21 percent compared with 165.2 million contracts traded during last year’s third quarter. Average daily volume (ADV) in the third quarter this year was 3.2 million contracts, up 23 percent compared with ADV of 2.6 million in the 2005 third quarter. In addition, ADV on the CBOT’s e-cbot® electronic trading platform, rose to 71 percent of total exchange ADV, up from 66 percent in the third quarter of 2005, reflecting the successful introduction and strong adaptation to the side-by-side trading of Agricultural futures.

Total operating expenses of $82.2 million were up 4 percent over the prior year’s third quarter. Volume-based expenses of $20.4 million rose 18 percent, in line with the growth in trading volume. Baseline and other costs, or non-volume based expenses, remained relatively flat at $61.7 million this quarter compared to $61.9 million in the third quarter of 2005, contributing to a significant boost in operating margin. The third quarter operating margin expanded by more than 20 percentage points to 49.6 percent from 29.3 percent in the same period last year.

Key Financial Metrics (in millions, except rate per contract)

Quarter Ended	Sept. 30 2006	Sept. 30 2005	June 30 2006
Average Daily Volume	3.2	2.6	3.3
Reported Trading Volume	199.3	165.2	208.0
Average Rate per Contract	$0.618	$0.501	$0.564
Revenue	$163.0	$112.2	$158.5
Operating Income	$80.8	$32.9	$72.8
Operating Margin	49.6%	29.3%	45.9%
Net Income	$48.8	$19.8	$43.5
Depreciation & Amortization	$13.7	$13.1	$14.8
Non-Cash Stock Compensation	$.543	$-0-	$1.3
Capital Expenditures	$8.7	$7.8	$6.7

CBOT Third Quarter 2006 Operational Highlights

•	Introduced electronically-traded Binary options on the Target Federal Funds rate with much success, expanding its short-term interest rate product set.

•	Introduced a new Global Developing Markets Program, furthering its strategy to expand global access to the CBOT’s markets.

•	Experienced strong results in Five-and Ten-Year Swap futures following launch of market maker program with Citigroup and Goldman Sachs on July 3, 2006. ADV for September 2006 was three times greater than August 2006 and open interest had quadrupled at quarter end compared to July 3, 2006.

•	Successfully launched Agricultural futures on the CBOT electronic trading platform during daytime trading hours on August 1, 2006. Following the launch of side-by-side trading of CBOT Agricultural products, the complex hit a new daily record for trading volume as well as reaching records for electronic trading.

•	Announced new process and delivery enhancements to its Metals complex, creating a more flexible trading environment.

•	Announced plan to list Metal options in CBOT open auction markets, side-by-side electronic trading of the contracts in the fourth quarter.

•	Announced plan to launch new a Dow Jones-AIG Excess Return Commodity Index futures contract. The contract was introduced on October 2, 2006.

•	Announced a joint marketing initiative between Reuters and CBOT to promote access to CBOT markets via Reuters terminals.

•	Announced changes to CBOT pricing and membership structure effective October 1, 2006. The changes focused on rewarding liquidity providers and further segmenting the fee structure.

•	Launched JADE, a joint venture between the CBOT and SGX, on September 25, 2006, with a Natural Rubber futures contract, its first Asian-based commodity derivatives product traded on the all electronic Exchange.

•	Accounted for 52 percent of all listed Metals futures traded in North America for the month of September, up from only 7 percent in September 2005 and 40 percent in June 2006.

Outlook

Given current market conditions and what is known today, CBOT Holdings currently expects the following for the fourth quarter of 2006:

•	Baseline and other expenses, which equal total operating expenses less volume-based expenses, of $62 million to $65 million, including about $500 to $600 thousand of non-cash stock based compensation expense, but excluding incremental expenses expected to be incurred in connection with the merger.

•	Volume based expenses which include clearing costs and contracted license fees of around $0.103 per reported contract.

•	An increase in the overall rate per contract from the current rate of about 3 to 6 percent.

•	Diluted shares outstanding of approximately 52.9 million.

The company does not provide an outlook for trading volume or revenue but does report the trading volume daily on its website at http://www.cbot.com/cbot/pub/page/0,3181,370,00.html.

	3Q 2006	2Q 2006	1Q 2006	4Q 2005	3Q 2005	2Q 2005	1Q 2005
Trading Days	63	63	62	63	64	64	61

AVERAGE RATE PER CONTRACT	3Q 2006	2Q 2006	1Q 2006	4Q 2005	3Q 2005	2Q 2005	1Q 2005
PRODUCT:
Interest Rate	0.568	0.523	0.517	0.537	0.469	0.467	0.482
Agriculture	0.790	0.680	0.673	0.666	0.631	0.643	0.641
Equity Index	0.779	0.712	0.760	0.789	0.672	0.630	0.578
Metals, Energy & Other	1.048	0.986	1.312	1.559	1.360	1.312	0.855
Overall average rate per contract	0.618	0.564	0.552	0.570	0.501	0.499	0.507
VENUE:
Open-Auction	0.524	0.515	0.515	0.507	0.485	0.483	0.491
Electronic	0.562	0.503	0.495	0.506	0.411	0.397	0.400
Off-Exchange	3.172	2.564	2.296	2.299	2.117	2.404	2.131
Overall average rate per contract	0.618	0.564	0.552	0.570	0.501	0.499	0.507

AVERAGE DAILY VOLUME (Round Turns, in thousands)

	3Q 2006	2Q 2006	1Q 2006	4Q 2005	3Q 2005	2Q 2005	1Q 2005
PRODUCT:
Interest Rate	2,507	2,588	2,561	1,951	2,123	2,368	2,356
Agriculture	490	529	412	331	350	404	373
Equity Index	110	131	113	112	103	115	105
Metals, Energy & Other	56	54	22	9	5	3	4

Total	3,163	3,302	3,108	2,404	2,582	2,889	2,838

VENUE:
Open-Auction	850	990	887	685	773	940	940
Electronic	2,232	2,220	2,132	1,633	1,707	1,843	1,772
Off-Exchange	81	91	88	86	102	106	126

Total	3,163	3,302	3,108	2,404	2,582	2,889	2,838

TRANSACTION FEES (in thousands)

	3Q 2006	2Q 2006	1Q 2006	4Q 2005	3Q 2005	2Q 2005	1Q 2005
PRODUCT:
Interest Rate	$89,673	$85,339	$82,032	$65,994	$63,741	$70,733	$69,327
Agriculture	24,378	22,664	17,176	13,869	14,150	16,604	14,598
Equity Index	5,416	5,859	5,337	5,588	4,439	4,627	3,687
Metals, Energy & Other	3,699	3,360	1,805	908	393	252	184

Total	$123,166	$117,221	$106,351	$86,360	$82,722	$92,216	$87,796

VENUE:
Open-Auction	$28,060	$32,136	$28,356	$21,885	$23,979	$29,085	$28,185
Electronic	79,000	70,341	65,442	52,013	44,872	46,883	43,285
Off-Exchange	16,106	14,745	12,552	12,462	13,871	16,247	16,325

Total	$123,166	$117,221	$106,351	$86,360	$82,722	$92,216	$87,796

Merger Announcement Conference Call

Executives of CBOT Holdings, Inc. will host a conference call with executives of CME to review the merger agreement today, October 17, 2006, at 8:30 am ET / 7:30 am CT. The conference call and any accompanying slides will be publicly available via live webcast from the investor relations section of the CBOT Holdings website at http://www.cbot.com. The webcast will be available for replay at the same address approximately two hours following its conclusion. Those wishing to listen to the live conference via telephone should dial 800.659.2032 (U.S. callers) and 617.614.2712 (International callers) at least 10 minutes before the call begins. The verbal passcode for the call is “CBOT Holdings.” To listen to an archived recording after the call, please dial 888.286.8010 (U.S. callers) and 617.801.6888 (International callers). The passcode for the replay is 24590429.

Earnings Conference Call

In lieu of an earnings conference call, CBOT Holdings, Inc. has posted a written review of its third quarter earnings on its website. Please go to the investor relation’s section of cbot.com to access this document.

About the CBOT

As one of the leading global derivative exchanges, the Chicago Board of Trade provides a diverse mix of financial, equity, and commodity futures and options-on-futures products. Building on its 158-year history, the CBOT continues to advance into the future using the strength of deep liquidity, market integrity and member-trader expertise. Using superior trading technology in both electronic and open-auction trading platforms, the CBOT provides premier customer service to risk managers and investors worldwide. For more information visit our website at www.cbot.com.

Forward Looking Statements

Certain statements in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and includes any use of the words “may,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue”. These statements are based on management’s current expectations and involve assumptions that may be subject to change or risks and uncertainties that could cause actual results to differ materially from those set forth in the statements. Accordingly, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statement contained in this press release. The factors that may affect our performance may be found in the Annual Report on Form 10-K and other periodic reports filed by CBOT Holdings, Inc. with the U.S. Securities and Exchange Commission (“SEC”). These filings can be obtained at the SEC’s website at www.sec.gov. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

CBOT Holdings, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(unaudited, in thousands)

	09/30/05	12/31/05	03/31/06	06/30/06	09/30/06
ASSETS
Current assets:
Cash and cash equivalents:
Unrestricted	$73,436	$99,575	$99,882	$60,629	$92,950
Held under deposit and membership transfers	862	1,746	4,966	5,279	2,790

Total cash and cash equivalents	74,298	101,321	104,848	65,908	95,740

Restricted cash	17,254	14,031	29,203	9,182	9,220
Short term investments	64,199	239,888	253,979	327,956	338,426
Accounts receivable - net of allowance	38,310	33,671	50,962	55,959	60,099
Deferred income taxes	2,974	1,962	1,921	2,240	2,489
Prepaid expenses	21,114	18,410	23,233	20,778	19,020

Total current assets	218,149	409,283	464,146	482,023	524,994

Property and equipment:
Land	34,234	34,234	34,234	34,234	34,234
Buildings and equipment	328,992	333,014	335,415	340,113	341,171
Furnishings and fixtures	197,054	198,083	189,188	180,813	184,098
Computer software and systems	84,112	93,636	93,719	93,294	93,987
Construction in progress	11,440	5,577	4,469	4,145	4,853

Total property and equipment	655,832	664,544	657,025	652,599	658,343
Less accumulated depreciation and amortization	400,110	409,789	412,108	415,691	426,282

Property and equipment - net	255,722	254,755	244,917	236,908	232,061

Other assets - net	19,252	21,829	21,229	23,403	23,304

Total assets	$493,123	$685,867	$730,292	$742,334	$780,359

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$14,960	$20,455	$12,965	$12,291	$13,125
Accrued clearing services	12,630	11,286	15,023	16,490	15,670
Accrued real estate taxes	9,595	7,730	6,078	8,108	5,605
Accrued payroll costs	5,568	6,351	2,966	4,931	7,739
Accrued exchange fee rebates	2,278	1,200	659	400	450
Accrued employee termination	302	3,063	1,755	1,141	786
Accrued liabilities	7,625	7,395	7,241	10,672	10,935
Funds held for deposit and membership transfers	17,230	14,821	33,220	13,532	11,088
Current portion of long-term debt	19,588	19,366	19,455	20,014	11,877
Income tax payable	1,764	5,751	24,425	6,001	10,325
Other current liabilities	322	5,183	432	412	278

Total current liabilities	91,862	102,601	124,219	93,992	87,878

Long-term liabilities:
Deferred income tax liabilities	23,468	17,204	14,872	12,200	8,680
Long-term debt	11,810	10,716	—	—	—
Other liabilities	13,412	13,584	13,837	14,080	12,371

Total long-term liabilities	48,690	41,504	28,709	26,280	21,051

Total liabilities	140,552	144,105	152,928	120,272	108,929

Stockholders’ equity:
Common stock	49	53	53	53	53
Additional paid-in capital	315,500	486,990	487,404	488,651	489,195
Retained earnings	37,022	54,719	89,821	133,281	182,094
Accumulated other comprehensive income	—	—	86	77	88

Total stockholders’ equity	352,571	541,762	577,364	622,062	671,430

Total liabilities and stockholders’ equity	$493,123	$685,867	$730,292	$742,334	$780,359

CBOT Holdings, Inc. and Subsidiaries

Consolidated Statements of Income

(unaudited, in thousands, except per share data)

	QUARTER ENDED					YTD
	12/31/05	03/31/06	06/30/06	09/30/06	09/30/05	09/30/06	09/30/05
Revenues:
Exchange fees	$68,086	$83,120	$91,855	$93,901	$62,696	$268,876	$198,871
Clearing fees	18,274	23,231	25,366	29,265	20,027	77,862	63,863
Market data	18,765	23,643	26,286	23,709	18,289	73,638	55,117
Building	5,479	5,505	5,910	5,768	5,595	17,183	16,682
Services	3,852	4,236	4,299	4,431	4,230	12,966	11,444
Interest	2,612	3,483	4,363	5,382	1,073	13,228	2,488
Other	293	351	407	550	258	1,308	747

Total revenues	117,361	143,569	158,486	163,006	112,168	465,061	349,212

Expenses:
Clearing services	14,286	18,023	19,490	18,671	15,630	56,184	49,524
Contracted license fees	1,733	1,738	1,914	1,771	1,718	5,423	5,123
Salaries and benefits	20,488	19,102	19,028	18,955	18,127	57,085	54,662
Depreciation and amortization	13,732	14,086	14,789	13,671	13,144	42,546	41,189
Professional services	6,424	3,939	4,558	3,661	4,979	12,158	14,129
General and administrative expenses	6,059	5,076	4,546	3,885	5,427	13,507	15,516
Building operating costs	6,006	6,603	6,002	5,406	6,542	18,011	19,694
Information technology services	11,870	12,230	11,885	13,282	10,660	37,397	32,729
Programs	3,104	2,627	3,086	2,497	2,306	8,210	7,411
Interest	607	585	388	304	633	1,277	2,351
Litigation	—	—	—	—	—	—	4,000
Severance and related costs	3,032	1,036	(22)	67	113	1,081	277

Operating expenses	87,341	85,045	85,664	82,170	79,279	252,879	246,605

Income from operations	30,020	58,524	72,822	80,836	32,889	212,182	102,607

Income taxes
Current	17,481	25,466	32,168	35,460	15,586	93,094	49,165
Deferred	(5,252)	(2,291)	(3,042)	(3,777)	(2,521)	(9,110)	(5,771)

Total income taxes	12,229	23,175	29,126	31,683	13,065	83,984	43,394

Income before equity in unconsolidated subsidiary	17,791	35,349	43,696	49,153	19,824	128,198	59,213

Equity in loss of unconsolidated subsidiary - net of tax	(94)	(246)	(237)	(340)	—	(823)	(367)

Net income	$17,697	$35,103	$43,459	$48,813	$19,824	$127,375	$58,846

Earnings per share: (1)
Basic	$0.34	$0.66	$0.82	$0.92	$0.40	$2.41	$0.75
Diluted	$0.34	$0.66	$0.82	$0.92	$0.40	$2.41	$0.75

Weighted average number of common stock shares: (2)(3)
Basic	52,079	52,787	52,792	52,794	49,360	52,791	49,360
Diluted	52,116	52,840	52,848	52,865	49,360	52,851	49,360

(1)    Income used in the calculation of earnings per share, only includes earnings allocated to each reported period after April 22, 2005, the date the CBOT demutualized and became a stock, for-profit company. The amount of income allocated to the period before April 22, 2005 and not included in the calculation of earnings per share was $21,824 for the nine months ended September 30, 2005.

(2)    CBOT members received an aggregate of 49,360 shares of Class A common stock of CBOT Holdings as a result of the demutualization. Weighted average number of shares used in the calculation is based on the average number of shares outstanding after April 22, 2005 rather than the entire reporting period.

(3)    On October 24, 2005, CBOT Holdings closed an initial public offering of its Class A common stock. The number of shares of Class A common stock outstanding immediately after this offering was 52,787 shares.

Operating expense makeup:
Volume-based	16,019	19,761	21,404	20,442	17,348	61,607	54,647
Baseline	68,290	64,248	64,282	61,661	61,818	190,191	187,681
Other	3,032	1,036	(22)	67	113	1,081	4,277

Total	87,341	85,045	85,664	82,170	79,279	252,879	246,605

CBOT Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited, in thousands)

	QUARTER ENDED					YTD
	12/31/05	03/31/06	06/30/06	09/30/06	09/30/05	09/30/06	09/30/05
Cash flows from operating activities:
Net income	$17,697	$35,103	$43,459	$48,813	$19,824	$127,375	$58,846
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	13,732	14,086	14,789	13,671	13,144	42,546	41,189
Deferred income taxes (benefit)	(5,252)	(2,291)	(3,042)	(3,777)	(2,521)	(9,110)	(5,771)
Stock-based compensation	1,774	413	1,248	544	—	2,205	—
Change in allowance for doubtful accounts	(118)	—	85	20	78	105	369
Gain / loss on foreign currency transaction	(23)	(2)	11	3	(46)	12	(367)
Gain / loss on sale or retirement of fixed assets	185	7	—	21	8	28	4
Equity in loss of unconsolidated subsidiary	155	411	394	567	—	1,372	613
Amortization of short term investment discounts	(1,074)	(1,094)	(125)	(2,674)	(111)	(3,893)	(137)
Changes in assets and liabilities:
Accounts receivable	3,546	(16,654)	(2,150)	(4,602)	1,596	(23,406)	(8,261)
Income tax receivable / payable	3,987	18,674	(18,424)	4,324	(371)	4,574	3,321
Prepaid expenses	2,704	(4,823)	2,455	1,758	(49)	(610)	(572)
Other assets	149	376	(2,628)	428	19	(1,824)	(726)
Accounts payable	5,495	(7,490)	(674)	834	862	(7,330)	(5,585)
Accrued clearing services	(1,344)	3,737	1,467	(820)	(2,373)	4,384	1,039
Accrued real estate taxes	(1,865)	(1,652)	2,030	(2,503)	1,600	(2,125)	1,972
Accrued payroll costs	783	(3,385)	1,965	2,808	1,582	1,388	(463)
Accrued exchange fee rebates	(1,078)	(541)	(259)	50	508	(750)	37
Accrued employee termination	2,761	(1,308)	(614)	(355)	29	(2,277)	(101)
Accrued liabilities	769	(702)	1,047	148	(434)	493	964
Funds held for deposit and membership transfers	(2,409)	18,399	(19,688)	(2,444)	(6,893)	(3,733)	2,968
Other current liabilities	4,861	(4,751)	(20)	(134)	(4,378)	(4,905)	73
Other long-term liabilities	172	253	243	(1,709)	(1,636)	(1,213)	(967)

Net cash flows from operating activities	45,607	46,766	21,569	54,971	20,438	123,306	88,445

Cash flows from investing activities:
Acquisition of property and equipment	(12,825)	(4,195)	(6,658)	(8,721)	(7,777)	(19,574)	(27,411)
Purchase of short term investments	(221,038)	(124,483)	(275,633)	(85,151)	(49,285)	(485,267)	(73,959)
Proceeds from short term investments	46,423	111,486	201,781	77,355	9,897	390,622	24,733
Restricted cash	3,223	(15,172)	20,021	(38)	4,848	4,811	(9,593)
Proceeds from sale of property and equipment	1	93	—	(1)	—	92	9
Investment in joint ventures	(3,006)	(254)	(20)	(1,000)	(1)	(1,274)	(198)

Net cash flows used in investing activities	(187,222)	(32,525)	(60,509)	(17,556)	(42,318)	(110,590)	(86,419)
Cash flows from financing activities:
Repayments of borrowings	(1,082)	(10,714)	—	(7,583)	(7,740)	(18,297)	(18,453)
Net proceeds from initial public offering	169,498	—	—	—	—	—	—
Excess tax benefit of stock compensation	222	—	—	—	—	—	—
Capital contributions from members	—	—	—	—	—	—	134

Net cash flows from (used in) financing activities	168,638	(10,714)	—	(7,583)	(7,740)	(18,297)	(18,319)

Net increase (decrease) in cash and cash equivalents	27,023	3,527	(38,940)	29,832	(29,620)	(5,581)	(16,293)

Cash and cash equivalents - beginning of period	74,298	101,321	104,848	65,908	103,918	101,321	90,591

Cash and cash equivalents - end of period	$101,321	$104,848	$65,908	$95,740	$74,298	$95,740	$74,298

Cash paid for:
Interest	$41	$736	$110	$550	$1,000	$1,396	$2,386

Income taxes (net of refunds)	$13,394	$6,627	$50,434	$30,910	$15,959	$87,971	$45,637